Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Marten Transport, Ltd.:

We consent to incorporation by reference in the registration statements (No. 333-204386, 333-81494 and 333-128168) on Form S-8 of Marten Transport, Ltd. of our report dated March 12, 2014, with respect to the consolidated statements of operations, stockholders’ equity and cash flows, for the year ended December 31, 2013, which appears in the December 31, 2015 annual report on Form 10-K of Marten Transport, Ltd.

/s/ KPMG LLP

Minneapolis, Minnesota

March 11, 2016